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                                                                       EXHIBIT A

               [LOGO OF STILLWATER MINING COMPANY APPEARS HERE]


NEWS RELEASE
________________________________________________________________________
FOR IMMEDIATE RELEASE:  February 21, 1997
CONTACT:                Gina Wilson
                        (303) 978-3101

              STILLWATER MINING ANNOUNCES APPOINTMENT OF CHAIRMAN

DENVER, COLORADO -- STILLWATER MINING COMPANY (NASDAQ:PGMS) announced today that Charles R. Engles, 49, has resigned as Chairman and Chief Executive Officer of the Company. Ray Ballmer, 70, was appointed Chairman on an interim basis until Mr. Engles' replacement is found. Mr. Ballmer is a Director of the Company. Mr. Engles will continue to act as an advisor to Mr. Ballmer.

On behalf of the Board of Directors, Mr. Ballmer said, "We are grateful for Charles' significant contribution to the development of the Company, including the progress made in the expansion plan over the last two years."

From 1982 until 1991, Mr. Ballmer served first as President and Chief Operating Officer and then as Chief Executive Officer of Rio Algom Limited. From 1975 until 1983, he served first as Executive Vice President and then as President of Amoco Minerals. Until 1975, he served as Managing Director of Bougainville Copper Limited, and before that, he held a number of senior operating positions with Kennecott Corporation.

Stillwater Mining Company is the only U.S. producer of platinum and palladium and the only significant primary source of platinum group metals outside of South Africa. The Company is traded on the NASDAQ stock market under the symbol PGMS.

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